                                                               EXHIBIT 99(a)(6)

                                AGREEMENT OF SALE


The undersigned Shareholder (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Redwood Investors, LLC, a Delaware limited liability company ("Redwood" or the "Purchaser"), all of the Seller's right, title and interest in shares of common stock $.01 par value ("Shares") in ILM II Senior Living, Inc. (the "Company") being sold pursuant to this Agreement of Sale ("Agreement") and the Offer dated June 4, 1998 (the "Offer") for a purchase price of $7.00 per Share, less the amount of any dividends or other distributions declared or paid from any source by the Company with respect to the Shares after May 1, 1998 without regard to the record date or whether such dividends or other distributions are classified as a return on, or a return of, capital. CASH PAYMENT WILL BE MADE AFTER THE EXPIRATION DATE AND WITHIN 5 BUSINESS DAYS OF WRITTEN CONFIRMATION THAT REDWOOD HAS BEEN ADMITTED AS A SHAREHOLDER OF RECORD FOR THE SHARES BEING PURCHASED.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Shares and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Shares, and that when any such Shares are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim. The Seller further represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Shares.

Such Sale shall include, without limitation, all rights in, and claims to, any Company profits and losses, cash dividends or other distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Shares under the Articles of Incorporation and Bylaws. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash dividends or other distributions and otherwise exercise all rights of beneficial ownership of such Shares.

Seller, by executing this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Shares with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Shares on the books of the Company that are maintained with respect to the Shares and on the Company's books maintained by the Company, or amend the books and records of the Company as necessary or appropriate for the Purchaser to become the Shareholder of record with respect to Seller's Shares, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Shares, (iii) deliver the Shares and transfer ownership of the Shares on the books of the Company that are maintained with respect to the Shares and on the Company's books, maintained by the Company,
(iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Company for any period on or after May 1, 1998, which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, and (vi) receive all benefits and dividends or other distributions and amend the books and records of the Company, including Seller's address and record, to direct dividends or other distributions to Purchaser as of the effective date of this Agreement and otherwise exercise all rights of beneficial owner of the Shares. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

Seller and Purchaser do hereby release and discharge the Company and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from all actions, causes of actions, claims or demands Seller or Purchaser have, or may have, against any such person that result from such party's reliance on this Agreement or any of the terms and conditions contained herein. Seller and Purchaser do hereby indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from and against all claims, demands, damages, losses, obligations, and responsibilities arising, directly or indirectly, out of a breach of any one or more of their respective representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Company to be necessary or desirable to complete the assignment, transfer and purchase of such Shares. Redwood reserves the right to amend or extend the offer at any time without further notice to the Shareholders.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. Seller waives any claim that California or the Southern District of California is an inconvenient forum, and waives any right to trial by jury.

The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Shares set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest to the Shares to the Purchaser.

By executing this Agreement the Seller hereby acknowledges to the Company that the Seller desires to have Purchaser become the Shareholder of record as to the Shares referenced herein and hereby directs the Company to take all such actions as are necessary to accomplish such transfer, and appoints the Company the agent and attorney-in-fact of the Shareholder, to execute, swear to, acknowledge and file any document or amend the books and records of the Company as necessary or appropriate for the Purchaser to become the Shareholder of record.

IN WITNESS WHEREOF the Shareholder has executed, or caused its Authorized Signatory to execute, this Agreement.


Print Name of Shareholder (as it appears on the investment)________________________________________________________________

Print Name and Capacity of Authorized Signatory (if other than above)__________________________________________________________


__________________________________      __________________________________
Seller's Signature                      Joint Seller's Signature
MEDALLION GUARANTEE                     MEDALLION GUARANTEE
(Medallion Guarantee for EACH             (Medallion Guarantee for EACH
Seller's signature)                        Seller's signature)





_______________________  Home Telephone Number
_______________________  Office Telephone Number
_______________________  Mailing Address
_______________________  City, State, Zip Code
_______________________  State of Residence
_______________________  Social Security/Tax ID No.


_______________________  Date

________$8.00__________  Sales Price per Share

              _________  Number of Shares to be sold
                         OR
                    / /  Check here if you wish to sell ALL your Shares



-------------------------------------------
-  ------- FOR INTERNAL USE ONLY -------  -
- ACCEPTED:                               -
- REDWOOD INVESTORS, LLC                  -
- By: Its Manager, Arlen Capital, LLC     -
-                                         -
-                                         -
- By:____________________________________ -
-         Authorized Representative       -
-------------------------------------------

YOU MUST MAIL EXECUTED ORIGINAL AND ALL
SHARE CERTIFICATES, IF ANY, TO PURCHASER:
Redwood Investors, LLC
1650 Hotel Circle North, Suite 200
San Diego, California 92108



   PLEASE CALL US AT (800) 891-4105 IF YOU HAVE ANY QUESTIONS
            REGARDING THE SALE OF YOUR SHARES.
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        INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE

ALL SIGNATURES MUST BE MEDALLION GUARANTEED
BENEFICIAL OWNER OF RECORD SHOULD:
1.   COMPLETE and SIGN Agreement.
2.   Have your signature Medallion Guaranteed by your Bank or Broker.
3.   Indicate Number of Shares Owned and/or To Be Sold.
4.   Return Agreement in Envelope Provided.


JOINT OWNERSHIP
Please have ALL owners of record sign Agreement, and SEPARATELY Medallion Guarantee each signature.


IRA/KEOGH
1.   Beneficial owner must sign Agreement.
2. Provide Custodian information. (i.e. Name, Company Name, Address, Phone No. and Account No.)
3.   Redwood will obtain the Medallion Guarantee of Custodian Signature.


DEATH
If any owner is deceased, please enclose a certified copy of Death Certificate. If Ownership is OTHER than Joint Tenants
With Right of Survivorship, please provide Letter of Testamentary or Administration current within 60 days showing your beneficial ownership or executor capacity (in addition to copy of Death Certificate).


CORPORATION
Corporate resolution required showing authorized signatory.


TRUST, PROFIT SHARING OR PENSION PLAN
Please provide title, signature, and other applicable pages of Trust Agreement showing authorized signatory.


                    REDWOOD INVESTORS
                    5.1.98.ILM-II

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